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                                                                     EXHIBIT 1.3


                               CALPINE CORPORATION

  $725,000,000 Principal Amount at Maturity of Contingent Convertible Notes Due
                                      2014


                             UNDERWRITING AGREEMENT

                                                              September 28, 2004


Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Dear Sirs:

            1. Introductory. Calpine Corporation, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to Deutsche Bank Securities Inc. ("DEUTSCHE BANK", or the "UNDERWRITER") $725,000,000 aggregate principal amount at maturity of the Company's Contingent Convertible Notes due 2014 (the "FIRM SECURITIES"), which are convertible into cash and shares of the Company's common stock, par value $.001 per share (the "STOCK"), upon the occurrence of certain circumstances under the terms of a supplemental indenture (the "SUPPLEMENTAL INDENTURE"), to be dated as of the First Closing Date (as defined herein), to the Indenture (the "BASE INDENTURE") dated August 10, 2000, and amended as of September 28, 2000, between the Company and Wilmington Trust Company, as trustee (the "TRUSTEE"). The Supplemental Indenture and the Base Indenture are hereinafter together called the "INDENTURE". The Company also proposes to issue and sell to Deutsche Bank, at its option, up to $108,750,000 aggregate principal amount at maturity of additional Contingent Convertible Notes due 2014 (the "OPTION SECURITIES") solely to cover over-allotments. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the "SECURITIES."

            The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (No. 333-76880), including a prospectus (the "BASE PROSPECTUS"), relating to various securities of the Company (including the Securities) and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "Registration Statement" means the registration statement (No. 333-76880), including the exhibits thereto, as amended to the date of this Agreement. The term "PROSPECTUS" means the Base Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Securities, together with the Base Prospectus. As used herein, the terms "Base Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

            The Company agrees with the Underwriter as follows:

            2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:
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                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

                  (b) On the effective date of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission thereunder ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date hereof, the Registration Statement and Prospectus conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to (A) statements in or omissions from any of such documents based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8 of this Agreement or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act.

                  (c) Each Preliminary Prospectus complied when filed in all material respects with the Securities Act and the Rules and Regulations.

                  (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

                  (e) Each subsidiary of the Company listed on Schedule A hereto (the "SCHEDULED SUBSIDIARIES") (x) other than those Scheduled Subsidiaries specified in clause (y) of this subparagraph, has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; or (y) that is not a corporation is a limited liability company, has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its properties and conduct its business as described in the Prospectus. Each Scheduled Subsidiary is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. All of the issued and outstanding capital stock or membership interests of each Scheduled Subsidiary has been duly authorized and validly issued, with respect to Scheduled Subsidiaries that are corporations, and is fully paid and nonassessable, except as set forth on Schedule B hereto. The capital stock and membership interests of each Scheduled Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects; and the Company is not a general partner in any partnership. For purposes of this agreement, "SUBSIDIARY" means, as applied to any person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Shares or an equivalent controlling interest therein, of such person is, at any time, directly or indirectly, owned by such person and/or one or more subsidiaries of such person, including with respect to the Company. For purposes of the definition of "SUBSIDIARY," "VOTING SHARES" means with respect to any corporation, the capital stock having the general voting


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power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities under the terms of the Indenture have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, free and clear of any liens or preemptive rights or any similar rights, and will conform in all material respects to the description of the Stock contained in the Prospectus; and all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such subsidiary, and the ownership interests of each subsidiary owned by the Company, directly or indirectly, are fully paid and non-assessable and (except for (i) directors' qualifying shares, if applicable, and (ii) unissued shares of Stock underlying unvested stock options granted to its employees) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (except for such liens, encumbrances, equities or claims that are disclosed in the Prospectus).


                  (g) The Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Supplemental Indenture and the Base Indenture will both constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture conforms, and the Supplemental Indenture when executed and delivered will conform, to the descriptions thereof contained in the Prospectus.

                  (h) The Securities have been duly authorized by the Company and, when executed and issued by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriter pursuant to this Agreement on the applicable Closing Date (as defined below), the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and will be entitled to the benefits of the Indenture. The Securities, when executed, issued and delivered, will be convertible into Stock in accordance with the Indenture and will conform to the description thereof contained in the Prospectus.

                  (i) Except as shall be disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (j) Except as (i) set forth on Schedule B hereto and (ii) provided for in this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with any other securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.


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                  (k) No consent, approval, authorization, or order of, or
filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Indenture or otherwise in connection with the issuance and sale of the Securities by the Company, except (i) such consents, approvals, authorizations and orders as have already been obtained under the Securities Act or the Trust Indenture Act, (ii) such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws, and (iii) such other consents, approvals, authorizations and orders, of which the failure to obtain or file would not, in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

                  (l) The execution, delivery and performance of this Agreement and the Indenture by the Company; the issuance and sale of the Securities by the Company and the issuance of the Stock by the Company under the terms of the Indenture; and the compliance with the terms and provisions of each of the foregoing by the Company and the consummation by the Company of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or conflict with or constitute a default under, or result in the imposition or creation of (or the obligation to create or impose) a lien under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Scheduled Subsidiary or any of their properties, or (ii) any agreement or instrument to which the Company or any such Scheduled Subsidiary is a party or by which the Company or any such Scheduled Subsidiary is bound or to which any of the properties of the Company or any such Scheduled Subsidiary is subject, or (iii) the charter, by-laws or other organizational document of the Company or any Scheduled Subsidiary, except, in the case of (i) and (ii) above, as would not have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

                  (m) This Agreement has been duly authorized, executed and delivered by the Company.

                  (n) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except (i) such as do not materially affect the value thereof or materially interfere with the use made or to be made thereof by them or (ii) such as would not, individually or in the aggregate, have a Material Adverse Effect; and except as shall be disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions to the Company's title to its leasehold interests except (i) such as do not materially interfere with the use made or to be made thereof by them or (ii) such as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (o) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them as described in the Prospectus, except where the failure to possess the same would not reasonably be expected to have a Material Adverse Effect, and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

                  (p) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.


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                  (q) The Company and its subsidiaries own, possess or can
acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information, and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

                  (r) Except as shall be disclosed in the Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (s) Except as shall be disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under, or contemplated by, this Agreement or the Indenture or which are otherwise material in the context of the sale of the Securities; and, to the knowledge of the Company, no such actions, suits or proceedings are threatened.

                  (t) The financial information included in the Prospectus will present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, in each case, on a consolidated basis, and, except as otherwise shall be disclosed in the Prospectus, such financial statements shall have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; and the assumptions used in preparing the pro forma financial information and the related notes thereto included in the Prospectus shall provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and will be prepared in accordance with the rules and guidelines of the Commission with respect to pro forma financial statements, and will be properly compiled on the bases described therein; and the adjustments used therein shall be appropriate to give effect to the transactions and circumstances referred to therein.

                  (u) The statistical and market-related data (other than market-related data and statistical data provided by the Company) included in the Registration Statement, any Preliminary Prospectus and the Prospectus shall be based on or derived from sources which the Company believes to be reliable and accurate, it being understood, however, that the Company has conducted no independent investigation of the accuracy thereof.

                  (v) Except as shall be disclosed in the Prospectus, since the date of the latest audited financial statements that shall be included or incorporated by reference in the Prospectus there shall have been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the


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                  Prospectus, since the date of the June 30, 2004 unaudited
financial statements that are incorporated by reference in the Prospectus, there has been no change in the capital stock of the Company or long-term debt of the Company or any of its consolidated subsidiaries other than (a) issues of capital stock pursuant to equity incentive plans and (b) the repurchase of, or the exchange of capital stock for, outstanding indebtedness in an aggregate principal amount not in excess of $60 million, and no dividend or distribution of any kind has been declared, paid or made by the Company on any class of its capital stock.

                  (w) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"); the Company is not and, after giving effect to the offering, the sale of the Securities and the application of the proceeds thereof as described in the Prospectus, and the consummation of the transactions contemplated by this Agreement or the Indenture, will not be an "investment company" as defined in the Investment Company Act.

                  (x) Neither the Company nor any "subsidiary company", as that term is defined in the Public Utility Holding Company Act of 1935 ("PUHCA"), of the Company is, or after giving effect to the issuance and sale of the Securities, will be, subject to regulation as a "holding company," a "subsidiary company" of a holding company or a "public-utility company," as those terms are defined in PUHCA (except that Androscoggin Energy LLC, which is a QF (as defined herein) and Acadia Power Partners, LLC, which is an EWG (as defined herein) are "subsidiary companies" of holding companies).

                  (y) Each of the power generation projects in which the Company or its subsidiaries has an interest which is subject to the requirements of the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), and the regulations of the Federal Energy Regulatory Commission ("FERC") promulgated thereunder, as amended from time to time, necessary to be a "qualifying cogeneration facility" and/or a "qualifying small power production facility" ("QF") meets such requirements, except where the failure to meet such requirements would not have a Material Adverse Effect.

                  (z) Each of the Company's subsidiaries that is a public utility under the Federal Power Act, as amended ("FPA"), has validly-issued orders from the FERC, not subject to any pending challenge, investigation, or proceeding (i) authorizing such subsidiary to engage in wholesale sales of electricity, ancillary services and, to the extent permitted under its market-based rate tariff, other services at market-based rates, and (ii) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, except where the failure to have such orders would not have a Material Adverse Effect.

                  (aa) With respect to each of the Company's subsidiaries that is a public utility under the FPA, the FERC has not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other services at wholesale in the geographic market where such subsidiary conducts its business.

                  (bb) Each of the Company's subsidiaries that owns and/or operates an Eligible Facility within the meaning of Section 32 of PUHCA, has received a determination from FERC, not subject to any pending challenge or appeal, that it is an Exempt Wholesale Generator ("EWG"), within the meaning of
Section 32 of PUHCA.


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                  (cc) Each of the Company's subsidiaries providing retail
electric service in the Electric Reliability Council of Texas, Inc. ("ERCOT") has validly issued orders from the Texas Public Utilities Commission ("TPUC"), not subject to any pending challenge, investigation, or proceeding, authorizing such subsidiary to engage in sales of electricity at retail under the laws of the State of Texas, except where the failure to have such orders would not have a Material Adverse Effect. Each of the Company's subsidiaries that is participating in the Texas wholesale electric market has registered with the TPUC and the TPUC has not imposed on any such subsidiary any specific rate cap or mitigation measures.

                  (dd) Each of the Company's subsidiaries providing retail energy services has full authorization to provide retail energy services to retail industrial, commercial and residential customers in its applicable states under the applicable Energy Laws, except as would not have a Material Adverse Effect. "ENERGY LAWS" shall mean any state and local energy laws and regulations, in each of the states, regions or other applicable jurisdictions in which the Company and its subsidiaries are organized or otherwise conduct business, applicable to: (i) the ownership, operation, or control of electric generation, transmission, and distribution facilities; (ii) the purchase, sale, transmission, distribution, marketing or trading of electric energy; and (iii) organizational, financial and rate regulation of entities engaged in (i) and
(ii) above.

                  (ee) Except as disclosed in the Prospectus, there are no material pending complaints filed with the FERC seeking abrogation or modification, or otherwise investigating the terms of a contract for the sale of power by the Company or any of its subsidiaries.

                  (ff) The Company is subject to Section 13 or 15(d) of the Exchange Act.

                  (gg) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

                  (hh) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

                  (ii) Neither the Company nor any of the Scheduled Subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in relation to this clause (ii), as would not have a Material Adverse Effect.

                  (jj) The statements set forth in the Prospectus under the captions "Description of Other Indebtedness," "Description of the Notes" and "Description of Capital Stock" insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

                  (kk) Deloitte & Touche LLP and PricewaterhouseCoopers LLP, who have expressed an opinion as to certain financial statements of the Company and its consolidated subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.


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                  (ll) Each of Netherland, Sewell & Associates Inc. and Gilbert
Laustsen Jung Associates Ltd. is an independent petroleum engineering firm and nothing has come to the Company's attention to cause it to believe that either such firm is not qualified to pass on questions relating to the reserves and production of the Company's oil and gas properties as set forth or incorporated by reference in the Prospectus.

                  (mm) The present fair saleable value of the assets of the Company and each of the Scheduled Subsidiaries exceeds the amount required to pay the probable liability on its and their existing debts, respectively (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured, and as a result of consummation of the transactions contemplated herein and in the Prospectus, will continue to exceed such amount.

                  (nn) The Company, does not, and, as a result of consummation of the transactions contemplated herein and in the Prospectus, will not, have unreasonably small capital for it to carry on its business as proposed to be conducted.

                  (oo) Neither the Company nor any of the Scheduled Subsidiaries are incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted.

            3. Purchase, Sale and Delivery of Securities. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees, to purchase from the Company, at a purchase price of 80.9% of the principal amount thereof, all of the Firm Securities and (b) in the event and to the extent that Deutsche Bank shall exercise its election to purchase Option Securities as provided below, the Company agrees to issue and sell to Deutsche Bank, and Deutsche Bank agrees to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 3, that portion of the Option Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000).

            The Company hereby grants to Deutsche Bank the right to purchase at its option, on any one or more occasions, up to $108,750,000 aggregate principal amount at maturity of Option Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 3, only for the sole purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Option Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. Any such election to purchase Option Units may be exercised by written notice (the "OPTION SECURITIES EXERCISE NOTICE") from Deutsche Bank to the Company, given within a period of 30 calendar days after the date of the Prospectus, setting forth the aggregate principal amount of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by you but in no event earlier than the First Closing Date (as defined below), or, unless Deutsche Bank and the Company otherwise agree in writing, later than five business days after the date of such Option Securities Exercise Notice.

            The Company will deliver against payment of the purchase price the Securities in the form of one or more global Securities in definitive form (the "GLOBAL SECURITIES") deposited by or on behalf of the Company with The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any Global Securities will be held only in book-entry form through DTC, except in the limited circumstances that shall be described in the Prospectus and the Indenture.

            Payment for the Firm Securities shall be made by the Underwriter in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of Calpine Corporation at the office of Covington & Burling, 1330


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Avenue of the Americas, New York, New York, at 10:00 A.M. (New York time), on
September 30, 2004, or at such other time thereafter as the Underwriter and the Company may agree upon in writing, such time being herein referred to as the "FIRST CLOSING DATE," against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Firm Securities. The Global Securities representing the Firm Securities will be made available for checking at the above office of Covington & Burling (or such other location as the Underwriter may direct) at least 24 hours prior to the First Closing Date.

            In the event Deutsche Bank exercises its election to purchase Option Securities pursuant to an Option Securities Exercise Notice as provided above, payment for the Option Securities shall be made by Deutsche Bank in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Deutsche Bank drawn to the order of Calpine Corporation at the location specified in the preceding paragraph (or at such other place as shall be determined by agreement between Deutsche Bank and the Company) at 10:00 A.M. (New York time) on the delivery date specified in the Option Securities Exercise Notice, such time being herein referred to as the "OPTION CLOSING DATE," against delivery to the Trustee as custodian for DTC of the Global Securities representing the Option Securities so purchased. The Global Securities representing the Option Securities will be made available for checking at the above office of Covington & Burling (or such other location as Deutsche Bank may direct) at least 24 hours prior to the Option Closing Date. The First Closing Date and any Option Closing Date are herein each referred to as a "CLOSING DATE."

            4. Certain Agreements of the Company. The Company agrees with the Underwriter that:

                  (a) The Company will file the Prospectus Supplement with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Underwriter, subparagraph (5) thereof) not later than the second business day following the date of this Agreement.

                  (b) So long as a prospectus relating to the Securities is required to be delivered under the Securities Act in connection with sales of the Securities by the Underwriter or any dealer, the Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Underwriter a reasonable opportunity to comment on any proposed amendment or supplement thereto; and the Company will advise the Underwriter promptly of the effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act in connection with sales of the Securities by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will notify the Underwriter of such event and promptly will prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                  (c) The Company will furnish to the Underwriter copies of the Registration Statement (two of which will be signed and will include all exhibits), any related Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter requests, so long as a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales of the Securities by the Underwriter or any dealer. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the date of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

                  (d) The Company will arrange for the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities under the terms of the Indenture for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Securities, provided that the Company will not be required (i) to qualify as a foreign corporation, (ii) to file a general consent to service of process in any such state or (iii) to take any action that would subject itself to taxation in any jurisdiction if it is not otherwise so subject.

                  (e) During the period of two years hereafter, the Company will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each such report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the business and financial condition of the Company as the Underwriter may reasonably request.

                  (f) During the period of two years after the First Closing Date, the Company will not be or become an open-end investment company or unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Securities and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities; (ii) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions in the United States and Canada as the Underwriter designates and the printing of memoranda relating thereto; (iii) any fees charged by investment rating agencies for the rating of the Securities; (iv) expenses incurred in distributing the Prospectus and the Preliminary Prospectus (including any amendments and supplements thereto) to the Underwriter; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vi) the cost of registering and qualifying the Stock for trading on The New York Stock Exchange or other applicable exchange; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. The Company will reimburse the Underwriter for all travel expenses of the Underwriter and the Company's officers and employees and any other expenses of the Underwriter and the Company in connection with attending or hosting meetings with prospective purchasers of the Securities.

                  (h) In connection with the offering, until the Underwriter shall have notified the Company of the completion of the distribution of the Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, or attempt to induce any person to purchase, the Company's common stock; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities or the Company's common stock; it being understood and agreed that the concurrent offering of the Company's common stock as described in the Prospectus under the caption "Concurrent Transactions -- Offering of Shares of Our Common Stock and Share Lending Agreement" shall not result in a breach of this Section 4(h).

                  (i) As soon as practicable, but not later than 16 months, after the date hereof, the Company will make generally available to their security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement relating to the Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date hereof, and (iii) the date of the Company's most recent Annual Report on Form 10-K (or Form 10-K/A) filed with the Commission prior to date hereof, which will satisfy the provisions of Section 11(a) of the Act.

                  (j) Between the date hereof and the First Closing Date, the Company shall not do or authorize any act or thing that would have resulted in an adjustment of the conversion price of the Securities if the Securities had been issued on the date hereof.

                  (k) The Company shall reserve and keep available at all times, free of preemptive rights, sufficient shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities under the terms of the Indenture.

                  (l) The Company will use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities under the terms of the Indenture on The New York Stock Exchange.

                  (m) The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (n) During the period from the date hereof to 90 days after the First Closing Date (the "COMPANY LOCK-UP PERIOD"), the Company will not sell or cause to be offered, sold or contracted to sell, or otherwise dispose of, except as provided hereunder, any Stock or convertible securities that are convertible into shares of Stock without the prior written consent of Deutsche Bank (which consent shall be in its sole discretion), except that no such consent shall be necessary for (i) grants of employee stock options or other stock awards pursuant to the terms of Company option plans existing on the date of this Agreement or hereafter (provided that, during the Company Lock-Up Period, any change to such plans does not provide for an increase in the aggregate number of shares of Stock available for grant thereunder) and issuances of shares of Stock pursuant to the exercise of such options, (ii) issuances of shares of Stock pursuant to the terms of the Company's employee stock purchase plan existing on the date of this Agreement or hereafter (provided that, during the Company Lock-Up Period, any change to such plans does not provide for an increase in the aggregate number of shares of Stock available to be issued thereunder), (iii) issuances of shares of Stock pursuant to the exercise of any other employee stock options outstanding as of the date of this Agreement, (iv) issuances of shares of Stock upon the conversion or exchange of convertible or exchangeable securities of the Company outstanding as of the date of this Agreement, and (v) issuances of shares of Stock upon the conversion of the Securities under the terms of the Indenture. Notwithstanding the foregoing, it is understood that the Company may (A) issue shares of Stock in connection with the Stock Loan Agreement dated September 27, 2004 between the Company and Deutsche Bank as to which the consent of Deutsche Bank shall not be required,
(B) issue shares of Stock or securities convertible into Stock pursuant to
Section 3(a)(9) of the Securities Act in connection with the exchange of Stock or securities convertible into Stock for the Company's outstanding High Tides III, as described in the Prospectus (except that during the first 30 days of the Company Lock-Up Period, such issuances are limited to an aggregate of 10 million shares of Stock issued or issuable upon conversion), as to which the consent of Deutsche Bank shall not be required and (C) issue additional shares of Stock or securities convertible into Stock in such amounts as to which Deutsche Bank provides its prior written consent, which consent shall not be unreasonably withheld.

            5. Conditions of the Obligations of the Underwriter. The obligation of the Underwriter to purchase and pay for the Securities on the applicable Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein on the date hereof and on the applicable Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Underwriter shall have received on each of the date hereof and the applicable Closing Date "comfort" letters, in form and substance satisfactory to the Underwriter, from each of Deloitte & Touche LLP (with respect to periods ending on or before December 31, 2002) and PricewaterhouseCoopers LLP (with respect to the period beginning after December 31, 2002). The comfort letter delivered by PricewaterhouseCoopers LLP shall include, among other items, a SAS No. 100 review of the three-month and six-month periods ended June 30, 2004 and customary "tick mark" procedures addressing numbers included in or incorporated by reference in the Prospectus, including the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, filed with the Commission on September 22, 2004 (the "10-K/A") and the Company's quarterly report on Form 10-Q/ for the period ending June 30, 2004 (the "10-Q"), included or incorporated by reference therein.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                  (c) The Chief Financial Officer of the Company shall have furnished a certificate, dated the applicable Closing Date, in form and substance satisfactory to the Underwriter, stating to the effect that:

                    (i) The Company does not intend to or believe that it has incurred or will incur debts that will be beyond its ability to pay as they mature;

                    (ii) The present fair saleable value of the assets of the Company exceeds the amount that will be required to pay the probable liability on its existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) as they become absolute and matured;

                    (iii) The Company does not have unreasonably small capital for it to carry on its businesses as proposed to be conducted; and

                    (iv) The Company is not incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted.

                  (d) Subsequent to the execution and delivery of this Agreement and prior to the applicable Closing Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the

Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the current rating accorded any debt securities or preferred stock of the Company; (iii) any suspension or material limitation of trading in securities generally on The New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States which, in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the completion of the offering of the Securities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the offering or the sale of and payment for the Securities.

                  (e) The Underwriter shall have received an opinion, in form and substance reasonably satisfactory to the Underwriter, dated such Closing Date, of Covington & Burling, counsel for the Company, to the effect that:

                    (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to (a) own its properties, and conduct its business as described in the Prospectus, and (b) issue the Securities and the shares of Stock issuable upon conversion of the Securities;

                    (ii) All conditions precedent (including any covenants the compliance with which constitutes a condition precedent) provided for in the Indenture with respect to the authentication and delivery of the Securities have been complied with, the form and terms of the Securities have been established in conformity with the provisions of the Indenture, and the Securities will be entitled to the benefits of the Indenture;

                    (iii) (A) the Company has duly authorized, executed and delivered the Underwriting Agreement, the Securities and the Indenture (collectively, the "COMPANY AGREEMENTS") and the Indenture has been duly qualified under the Trust Indenture Act; (B) the Securities and the Indenture conform in all material respects to the respective descriptions thereof contained in the Prospectus; and (C) the Indenture constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, and, when executed, authenticated, issued and delivered in the manner provided in the Indenture, the Securities will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                    (iv) The Securities will be convertible into shares of Stock in accordance with the terms of the Securities and the Indenture. The shares of Stock initially issuable upon such conversion have been duly authorized and reserved for issuance upon such conversion by the Company and, when issued upon such conversion in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable. The shares of Stock issued upon such conversion will not be subject to any preemptive rights, or to such counsel's knowledge any similar rights, under the law of the State of New York, the Federal law of the United States of America or the Company's certificate of incorporation or by-laws;

                    (v) Except as set forth on Schedule B hereto, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any other registration statement filed by the Company under the Securities Act;

                    (vi) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act;

                    (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by the Company Agreements in connection with the issuance or sale of the Securities by the Company, except for (a) such as have been obtained and made under the Securities Act and the Trust Indenture Act and the respective rules and regulations thereunder and (b) any of the foregoing as may be required under State securities or blue sky laws and the rules and regulations promulgated thereunder;

                    (viii) Except such as are set forth in the Prospectus, to such counsel's knowledge, there are no pending or threatened actions, suits or proceedings against or affecting the Company, any Scheduled Subsidiary or any of their respective properties that, if determined adversely to the Company or any such Scheduled Subsidiary, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Company Agreements;

                    (ix) The execution, delivery and performance by the Company of the Company Agreements; the issuance and sale of the Securities; and the consummation of the transactions contemplated hereby and thereby, will not (A) violate or conflict with any law of the State of New York, the Delaware General Corporation Law, or any Federal law of the United States of America having applicability to the Company or the Scheduled Subsidiaries, or any rule, regulation or order known to such counsel of any governmental body or any court having jurisdiction over the Company, any Scheduled Subsidiary or any of their respective properties, (B) to such counsel's knowledge, and except as set forth in the Prospectus, breach the provisions of, or cause a default, or result in the imposition or creation of (or the obligation to create or impose) a lien under any agreement or instrument listed in Schedule D hereto, which agreements the Company has certified to such counsel are the only agreements of the Company which are material to the Company and its subsidiaries on a consolidated basis taken as a whole, or (C) violate any provision of the charter, by-laws or any other constitutive document of the Company or any such Scheduled Subsidiary;

                    (x) The statements in the Prospectus under the captions "Description of the Notes," "Description of Capital Stock," "Description of Share Lending Agreement" and "Material United States Federal Income Tax Consequences," insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein; and

                    (xi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that such counsel need express no opinion or belief as to the financial statements and the notes related thereto and other financial data included or incorporated by reference in the Registration Statement or the Prospectus, or to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act).

            In addition to the matters set forth above, such opinion shall also include a statement to the effect that, based on the procedures set forth in said opinion, nothing which came to such counsel's attention in the course of such procedures, considered in the light of such counsel's understanding of the applicable law and the experience gained by such counsel through its practice under the Federal securities laws, has caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the applicable Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion or belief as to the financial statements and the notes thereto and other financial data included or incorporated by reference in the Registration Statement or the Prospectus, or to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act).

                  (f) The Underwriter shall have received an opinion, in form and substance reasonably satisfactory to the Underwriter, dated such Closing Date, of senior in-house counsel of the Company, to the effect that:

                    (i) The Company has an authorized capitalization as set forth in the Prospectus, and all shares of capital stock of the Company issued under the terms of the Indenture have been duly authorized and validly issued and are fully paid and non-assessable;

                    (ii) Each Scheduled Subsidiary of the Company (x) other than those Scheduled Subsidiaries specified in clause (y) below has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own its property and to conduct its business as described in the Prospectus (y) that is not a corporation is a limited liability company, has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its property and to conduct its business as described in the Prospectus;

                    (iii) The Company and each of the Scheduled Subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business as now operated by them as described in the Prospectus, except where the failure to possess the same would not reasonably be expected to have a Material Adverse Effect, and such counsel is not aware of the receipt of any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, if determined adversely to the Company or any of the Scheduled Subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

                    (iv) The contracts and agreements of the Company and the Scheduled Subsidiaries and affiliates incorporated by reference in the Prospectus (including in the Exchange Act Reports incorporated by reference in the Prospectus) conform in all material respects to the descriptions thereof contained in the Prospectus (or such Exchange Act Reports), and the statements under the captions "Summary -- Recent Developments" in the Prospectus and "Business -- Recent Developments," "Legal Proceedings," "Executive Compensation," "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" and "Certain Relationships and Related Transactions" in the 10-K/A, insofar as such statements constitute summaries of the legal matters, documents and governmental proceedings referred to therein, are accurate in all material respects and fairly summarize and present the information referred to therein;

                    (v) To such counsel's knowledge, the Company and each of its subsidiaries (i) is in material compliance with any and all applicable Environmental Laws, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and
(iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect;

                    (vi) To such counsel's knowledge, based on the conduct of the Company's businesses described in the Prospectus, neither the Company nor any "subsidiary company," as that term is defined in PUHCA, of the Company is
(i) a "holding company" or a "subsidiary company" of a holding company or a "public utility company" under Section 2(a) of PUHCA (except that Androscoggin Energy LLC, which is a QF, and Arcadia Power Partners, which is an EWG, are subsidiary companies of holding companies;

                    (vii) Each of the power generation projects in which the Company or its subsidiaries has an interest which is subject to the requirements of PURPA and the regulations of the FERC promulgated thereunder, as amended from time to time, necessary to be a "qualifying cogeneration facility" and/or a "qualifying small power production facility" meets such requirements, except where the failure to meet such requirements would not have a Material Adverse Effect.

                    (viii) Each of the Company's subsidiaries that is a public utility under the FPA has validly-issued orders from the FERC, not subject to any pending challenge, investigation, or proceeding, (i) authorizing such subsidiary to engage in wholesale sales of electricity, ancillary services and, to the extent permitted under its market-based rate tariff, other services at market-based rates, and (ii) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, except where the failure to have such orders would not have a Material Adverse Effect.

                    (ix) With respect to each of the Company's subsidiaries that is a public utility under the FPA, the FERC has not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other services at wholesale in the geographic market where such subsidiary conducts its business.

                    (x) Each of the Company's subsidiaries that owns and/or operates an Eligible Facility within the meaning of Section 32 of PUHCA, has received a determination from FERC, not subject to any pending challenge or appeal, that it is an EWG within the meaning of Section 32 of PUHCA.

                    (xi) Each of the Company's subsidiaries providing retail electric service in the ERCOT has validly issued orders from the TPUC, not subject to any pending challenge, investigation, or proceeding, authorizing such subsidiary to engage in sales of electricity at retail under the laws of the State of Texas, except where the failure to have such orders would not have a Material Adverse Effect. Each of the Company's subsidiaries that is participating in the Texas wholesale electric market has registered with the TPUC and the TPUC has not imposed on any such subsidiary any specific rate cap or mitigation measures.

                    (xii) The execution, delivery and performance of this Agreement and the Indenture and the issuance and sale of the Securities and the Stock contingently issuable upon conversion thereof, and compliance by the Company with the terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, will not (A) violate any statute, rule, regulation or order of which such counsel is aware of any governmental agency or body or any court having jurisdiction over the Company or any Scheduled Subsidiary of the Company or any of their respective properties,
(B) to such counsel's knowledge, breach the provisions of, or cause a default, or result in the imposition or creation of (or the obligation to create or impose) a lien under any agreement or instrument to which the Company or any such Scheduled Subsidiary is a party or by which the Company or any such Scheduled Subsidiary is bound or to which any of the properties of the Company or any such Scheduled Subsidiary is subject, or (C) violate any provision of the charter, by-laws or any other constitutive document of the Company or any such Scheduled Subsidiary.

            In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California, the federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel reasonably satisfactory to counsel for the Underwriter, in which case the opinion of such other counsel shall also be addressed to the Underwriter.

                  (g) The Underwriter shall have received from Davis Polk & Wardwell, special counsel to the Underwriter, and Latham & Watkins LLP, special counsel to the Underwriter, such letters or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (h) The Underwriter shall have received a certificate, dated the Closing Date, of the President or any Vice President or a principal financial or accounting officer of the Company in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date; the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except as set forth in or contemplated by the Prospectus or as described in such certificate. In addition, the Chief Financial Officer of the Company shall have furnished a confirmation, in form and substance satisfactory to the Underwriter, of the Company's compliance with the debt incurrence provisions of its existing indentures, attaching an analysis of the calculations, set forth in reasonable detail, used in providing such confirmation.

                  (i) The shares of Stock initially issuable upon conversion of the Securities under the terms of the Indenture shall have been duly listed, subject to notice of issuance, on The New York Stock Exchange.

                  (j) The Company shall have delivered executed copies of the Company Agreements to the Underwriter, in each case in form and substance reasonably satisfactory to the Company and the Underwriter.

                  (k) The Underwriter shall have received letters, in the Form of Annex I hereto, dated no later than the date hereof from the persons specified in Schedule C hereto.

                  (l) The Company will furnish the Underwriter with conformed copies of such other opinions and certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder.

            6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriter, its affiliates participating in the distribution of the Securities, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein.

                  (b) The Underwriter will indemnify and hold harmless the Company and its directors, officers and trustees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriter from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

            7. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or their officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter and the Company or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriter pursuant to Section 6 shall remain in effect, and if any Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect. If the purchase of the Securities by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to a default by the Underwriter, the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

            8. Information Supplied by the Underwriter. The statements set forth in (i) the final paragraph on the cover page appearing directly above the name of the Underwriter, (ii) the third sentence under "Risk Factors -- If an active trading market does not develop for these notes you may not be able to resell them," (iii) the fourth sentence under "Risk Factors -- The effect of the issuance of our shares of common stock pursuant to the share lending agreement and upon conversion of the notes, including sales of our common stock in short sale transactions by purchasers of the notes may lower the market price of our common stock, which may prevent you from exercising your conversion option on the notes," and (iv) paragraphs 2, 4, 5, 7, 12, 13 and 15 under the heading "Underwriting" in the Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by the Underwriter to the Company for the purposes of Section 2(b) and Section 6 hereof.

            9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered, telegraphed and confirmed or faxed and confirmed to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Syndicate Desk; or, if sent to the Company, will be mailed, delivered, telegraphed and confirmed or faxed and confirmed to it at Calpine Corporation, 50 West San Fernando Street, San Jose, California 95113,
Attention: General Counsel.

            10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

            11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

            12. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

            The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                            [Signature page follows.]

            If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                Very truly yours,

                               CALPINE CORPORATION

                                    By:  /s/ Michael Thomas
                                        --------------------------------
                                    Name: Michael Thomas
                                          ------------------------------
                                    Title: Senior Vice President
                                           -----------------------------

            The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                    DEUTSCHE BANK SECURITIES INC.


                                    By:  /s/  Thomas P. Lynch
                                       -------------------------------
                                       Name:  Thomas P. Lynch
                                       Title:  Managing Director

                                    By:  /s/ Donald Sung
                                       -------------------------------
                                       Name:  Donald Sung
                                       Title:  Managing Director

                                   SCHEDULE A

                             SCHEDULED SUBSIDIARIES

-     Androscoggin Energy, Inc.
-     Calpine Administrative Services, Inc.
-     Calpine International Holdings, Inc.
-     Calpine Finance Company
-     Calpine Fuels Corporation
-     Calpine Energy Services Holdings, Inc.
-     Calpine Northbrook Corporation of Maine, Inc.
-     Calpine Operating Management Company, Inc.
-     Calpine Power Company
-     Quintana Canada Holdings LLC

                                   SCHEDULE B

                              CAPITAL STOCK MATTERS

      I.    Encumbrances, Liens and Defects.

            Permitted Liens (as defined in the indentures governing the Company's second-priority senior secured notes) and liens granted pursuant to the issuance of the Company's $785 million aggregate principal amount of first priority senior secured notes due 2014.

      II.   Registration Rights.

            1. Stockholder Rights Agreement, dated as of October 12, 2000, among the Company and the parties listed therein, executed pursuant to the Stock and Note Purchase Agreement, dated as of June 23, 2000, among the Company, Michael
P. Polsky, the Alan S. Polsky and Gabriel S. Polsky Trusts, Polsky Energy Corporation and SkyGen Energy Holdings LLC.

            2. Amended and Restated Rights Agreement, dated as of September 19, 2001, as amended on September 28, 2004 between the Company and Equiserve Trust Company, N.A., as rights agent, related to the grant of preferred stock purchase rights in connection with the Company's 1996 Stock Incentive Plan and 2000 Employee Stock Purchase Plan

            3. Registration Rights Agreement, dated November 14, 2003, between the Company and Deutsche Bank in connection with the offering of 4.75% Contingent Convertible Notes due 2023.

            4. Share Lending Agreement, dated the date hereof, between the Company and Deutsche Bank AG London, acting through Deutsche Bank.

                                   SCHEDULE C

                      PERSONS SUBJECT TO LOCK-UP AGREEMENT

                   Directors and principal executive officers

-     Richard Barraza
-     Bulent A. Berligen
-     Lisa Bodensteiner
-     Peter Cartwright
-     Charles B. Clark
-     Ann B. Curtis
-     Kenneth Derr
-     Jeffrey E. Garten
-     Gerald Greenwald
-     Robert D. Kelly
-     E. James Macias
-     Thomas R. Mason
-     Eric N. Pryor
-     Susan C. Schwab
-     George J. Stathakis
-     Ron A. Walter
-     Susan Wang
-     John O. Wilson

                                   SCHEDULE D

                               MATERIAL AGREEMENTS

1. The documents identified by the following numbers on the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003 (filed with the Commission on September 22, 2004): 4.1.1 through 4.25.38 inclusive; 10.1.3; and 10.2.1 through 10.2.4 inclusive.

2. The documents identified by the following numbers on the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004 (filed with the Commission on September 13, 2004): 4.1.1 through 4.10 inclusive; 10.1.1; and 10.3.1 through 10.5 inclusive.

3. The documents identified by the following numbers on the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2004 (filed with the Commission on August 9, 2004): 4.1.1 through 4.6 inclusive.

4. Indenture, dated as of September 30, 2004, between the Company and Wilmington Trust Company, as Trustee, relating to $785,000,000 in aggregate principal amount of the Company's 9.625% First Priority Senior Secured Notes due 2014.

5. Letter of Credit Agreement, dated as of September 30, 2004, between the Company, as borrower, and Bayerische Landesbank, as issuer.

6. Amendment, dated as of September 30, 2004, to the Letter of Credit Agreement, dated as of July 16, 2003, among the Company, as borrower, certain commercial lending institutions, as lenders, and The Bank of Nova Scotia, as administrative agent.

                                     ANNEX 1

                               CALPINE CORPORATION

                                LOCK-UP AGREEMENT


                                                September 27, 2004

Calpine Corporation
50 West San Fernando Street
San Jose, California 95113

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005-2858

Ladies and Gentlemen:

      The undersigned understands that Deutsche Bank Securities Inc. ("DBSI" or the "Underwriter"), have entered into an Underwriting Agreement dated September 27, 2004 (the "Underwriting Agreement") with Calpine Corporation (the "Company"), providing for the offering of the Company's Contingent Convertible Notes due 2014 (the "Securities"), convertible into cash and shares of the Company's common stock, par value $0.001 per share (the "Common Stock").

      In consideration of the agreement by the Underwriter to purchase and resell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned will not, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a "Disposition") for a period from the date of the Underwriting Agreement until and including the date that is 90 days after the date of the prospectus relating to the Securities (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

      Notwithstanding the foregoing, the undersigned may offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of or enter into Hedging Transactions in respect of (a) shares of Common Stock acquired in open market transactions by the undersigned after the date of the prospectus relating to the Securities, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (c) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement. In addition, notwithstanding the foregoing, the undersigned may offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock or enter into any Hedging Transaction pursuant to plans under Rule 10b5-1 of the Securities Exchange Act of 1934.

      The undersigned (i) agrees and consents that with respect to any shares of Common Stock for which the undersigned is the record holder, stop transfer instructions may be entered with the Company's transfer agent with respect to such Common Stock on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, hereby instructs the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

      The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company are a party during the Lock-Up Period, this letter agreement supersedes such registration rights agreement.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      Notwithstanding anything herein to the contrary, if the closing of the above referenced offering has not occurred prior to September 30, 2004, this agreement shall be of no further force or effect.

                                    Signature:
                                               --------------------------------

                                    Print Name:
                                               --------------------------------